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                                                                     EXHIBIT 2.5
                            BORROWER PLEDGE AGREEMENT

                          dated as of February 26, 2004

                                 by and between

           CONSTRUCTORA INTERNACIONAL DE INFRAESTRUCTURA, S.A. DE C.V.

                                   as Pledgor,

                                       and

                         BANCO SANTANDER MEXICANO, S.A.
        as Onshore Collateral Agent on behalf and for the benefit of the
                                 Secured Parties

                                   as Pledgee

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                            BORROWER PLEDGE AGREEMENT

      PLEDGE WITHOUT TRANSFER OF POSSESSION AGREEMENT (this "Agreement") dated as of February 26, 2004, entered into by and between CONSTRUCTORA INTERNACIONAL DE INFRAESTRUCTURA, S.A. DE C.V. (the "Pledgor") and BANCO SANTANDER MEXICANO, S.A. as Onshore Collateral Agent (including its successors, in such capacity, the "Pledgee") on behalf and for the benefit of the Secured Parties in accordance with the following Preliminary Statements, Representations and
Clauses:

                                   WITNESSETH:

      WHEREAS, as a result of the International Public Bid (Licitacion Publica Internacional) No. 18164093-011-02 (the "Bid"), the Pledgor was awarded the construction, equipment, procurement and commissioning of the hydroelectric project known as Proyecto Hidroelectrico 63 CH El Cajon, at the Yesca and Santa Maria del Oro Municipalities in the State of Nayarit, Mexico (the "Project"). In connection with such awarding, the Pledgor entered into with Comision Federal de Electricidad a financed public works contract (Contrato Mixto de Obra Publica Financiada No. PIF-005/2003) dated as of March 26, 2003 (as clarified, modified, amended or supplemented from time to time, the "CFE Contract").

      WHEREAS, in connection with the Project, the Pledgor, the lenders from time to time party thereto and WestLB AG, New York Branch as administrative agent and collateral agent, entered into a Credit Agreement dated as of March 31, 2003 (as amended, from time to time, the "Interim Credit Agreement").

      WHEREAS, the Pledgor and WestLB AG, New York Branch, as collateral agent under the Interim Credit Agreement, entered into a Rights Pledge Agreement dated as of April 11, 2003, (as amended by the Amendment Agreement to the Rights Pledge Agreement dated July 3, 2003, the "Rights Pledge") pursuant to which the Pledgor pledged in favor of such collateral agent, the rights of the Pledgor under (i) the CFE Contract and (ii) the Major Risks-Civil Works (Grandes Riesgos
- Obra Civil) insurance policy No. 998848 (the "GNP Insurance Policy") contracted by the Pledgor with Grupo Nacional Provincial, S.A., to secure the obligations of the Pledgor under the Interim Credit Agreement and the agreements and documents related thereto.

      WHEREAS, the Pledgor has entered into (i) with Constructora El Cajon, S.A. de C.V. a mixed public works contract dated as of April 11, 2003 (as amended from time to time, the "CECSA Contract"), (ii) with the Open Joint Stock Company "Power machines - ZTL, LMZ, Electrosila, Energomachexport ("Energo") the Electromechanical Works Contract No. CIISA-001-2003 (Contrato para el Alcance de las Obras Electromecanicas requeridas por el Proyecto Hidroelectrico El Cajon) dated as of March 31, 2003, by means of which CIISA contracted with Energo, the execution of the electromechanical works (implying the supply, engineering, manufacture, transport, installation, testing and commissioning of the equipped turbo-generator units) required by the Project in accordance with Section 8 of the Bid and in compliance of the provision of the CFE Contract (as amended from time to time, the "Electromechanical Works Contract"); and (iii) with Intertechne Consultores Asociados S/C Ltda. and Technoproject, S.A. de C.V. an Engineering Contract dated as of March 28, 2003 (as amended from time to time, the "Engineering Contract" and, together with the CECSA Contract and the Electromechanical Works Contract, the "Principal Subcontracts").

      WHEREAS, the Pledgor and WestLB AG, New York Branch, as collateral agent under the Interim Credit Agreement and Energo acting as depositary, entered into an Equipment Pledge Agreement dated as of April 8, 2003, (the "Equipment Pledge") pursuant to which the Pledgor pledged in favor of the Pledgee, the items listed in exhibit A thereto upon any of them having been acquired by the Pledgor and delivered to the depositary. Such Equipment Pledge shall be terminated upon payment in full of the obligations due under the Interim Credit Agreement and the agreements and documents related thereto.

      WHEREAS, the Pledgor desires to refinance the outstanding amounts under the Interim Credit Agreement and to obtain additional funds to finance the
Project:

      (i) the Pledgor acting as Borrower, WestLB AG, New York Branch acting as Intercreditor Agent and Facility Administrative Agent, Banco Santander Central Hispano, S.A., New York Branch acting as Offshore Collateral Agent, Banco Santander Mexicano, S.A. acting as Onshore Collateral Agent, the Lenders from time to time party thereto, Citibank, N.A. acting as Note Trustee, and the other Creditors and Creditor Representatives (each, as defined therein) from time to time party thereto, entered into a Common Agreement dated as of February 26, 2004 (the "Common Agreement") setting forth certain common representations and warranties, covenants, conditions to funding, events of default and other terms that are complementary to and form part of the Credit Agreement, the Note Indenture and the Note Purchase Agreement;

      (ii) the Pledgor acting as Borrower, each of the banks and the other financial institutions parties thereto acting as Lenders and WestLB AG, New York Branch acting as Facility Administrative Agent, entered into a Credit Agreement dated as of February 26, 2004 (the "Credit Agreement") by means of which the Lenders have agreed to provide financing, in conjunction with the other Creditors, in an amount up to U.S.$629,400,000 for a construction facility and have agreed to provide financing in an amount up to U.S.$53,000,000 for a

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            contingency facility for the Project, subject to and in accordance with the terms and conditions of the Credit Agreement and the terms and conditions of the Common Agreement; and

      (iii) the Pledgor has entered into with Citibank, N.A., in its capacity as Note Trustee, a Note Indenture dated as of February 26, 2004 (the "Note Indenture") pursuant to which the Pledgor will issue the Investor Notes to be sold under the Note Purchase Agreement.

                         REPRESENTATIONS AND WARRANTIES

      I. The Pledgor represents and warrants that:

      (a) It is a sociedad anonima de capital variable incorporated under the laws of Mexico as evidenced by public deed No. 158,595, dated February 6, 2003, executed before Mr. Jesus Castro Figueroa, Notary Public No. 38 of Mexico, D.F., Mexico, recorded in the Public Registry of Commerce of Mexico, D.F., Mexico, under instrument number 29,934 on February 26, 2003.

      (b) It is the legitimate and beneficiary owner of the assets purported to be pledged hereunder, which assets are free and clear from any lien or ownership restriction except for those created under the Rights Pledge, the Equipment Pledge and this Agreement, and it needs no consent or authorization from any person or entity to enter into this Agreement, create the pledge and perform its obligations hereunder, other than the authorization required under the Interim Credit Agreement which has been obtained.

      (c) It is a condition precedent pursuant to the Common Agreement, among others, that this Agreement shall have been duly executed and that the Pledgor has created, notarized and registered the security interest to be created, notarized and registered pursuant to the terms hereof.

      (d) It recognizes and accepts that under the Common Agreement, the Pledgee has been appointed as Onshore Collateral Agent to act on behalf of and for the benefit of the Secured Parties with respect to the security interest to be created by the Pledgor in the Pledged Assets (as defined below).

      (e) Considering that the collateral agent under the Equipment Pledge and the Rights Pledge has waived certain restrictions thereunder, the execution, delivery and performance of this Agreement by the Pledgor and the security interest created in the Pledged Assets (as hereinafter defined), do not and will not violate, conflict with or result in a breach of or default under, its corporate by-laws, any agreement, license, permit or other instrument to which it is a party or by which it or its properties may be bound, or any order, rule, regulation, injunction, decree,

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judgment, statute, law or ruling of any court, administrative agency or governmental agency applicable to it or its properties.

      (f) Prior to the termination of each of the pledges created under the Rights Pledge and the Equipment Pledge, the execution, notarization and registration of this Agreement will create, perfect and constitute a second priority security interest in the Pledged Assets in favor of the Pledgee, acting on behalf and for the benefit of the Secured Parties, securing the Secured Obligations hereunder. Once the pledge created under each of the Rights Pledge and the Equipment Pledge has been terminated, the security interest created hereunder will constitute a first priority security interest in the Pledged Assets. No action is necessary or desirable to otherwise perfect or protect such security interest, other than the registration of this Agreement in the Public Registry of Commerce of Mexico City, in accordance with Article 366 of the LGTOC.

      (g) Its representative(s) executing this Agreement on its behalf, are duly authorized to do so, as evidenced by the public deeds, certified copies of which have been delivered to the Pledgee prior to the execution date hereof. Such authority has not been revoked or limited in any manner whatsoever.

      II. The Pledgee represents and warrants that:

      (a) It is a banking institution organized and existing under the laws of the United Mexican States.

      (b) Under the Common Agreement it was appointed by the Secured Parties as their agent and was granted the necessary power and authority to act on behalf and for the benefit of the Secured Parties in the manner contemplated herein.

      (c) Its representative(s) are duly authorized to execute this Agreement on its behalf.

      III. Both parties hereto represent and warrant that:

      They recognize the legal capacity of the other party to enter into this Agreement and the authority of the legal representatives of the other party to represent such party and bind it hereunder.

      NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained and based upon the foregoing preliminary statements and representations and warranties, the parties hereto hereby agree as follows:

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                                    CLAUSE 1
                                   DEFINITIONS

      1.1 Definitions. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given in the Common Agreement. The following terms have the following meaning, provided that, in any case, such meanings shall be applicable to the singular and plural forms of such terms:

      "Additional Project Contract" shall mean any additional contract with an aggregate value equal to or greater than U.S.$5,000,000 entered into by or assigned to the Pledgor after the execution of the Common Agreement, related to the development, construction and completion of the Project.

      "Additional Project Counterparty" shall mean any Person other than the Borrower that is party to an Additional Project Contract.

      "Bid" shall have the meaning given to such term in the first Whereas Clause hereof.

      "Business Day" shall mean a day of the year on which banks are not required or authorized to close in Mexico City, Mexico.

      "CFE" shall mean the Comision Federal de Electricidad, a public decentralized entity of the Mexican Federal Public Administration.

      "CFE Contract" shall have the meaning given to such term in the first Whereas Clause hereof.

      "Common Agreement" shall have the meaning given to such term in paragraph
(i) of the sixth Whereas Clause hereof.

      "Credit Agreement" shall have the meaning given to such term in paragraph
(ii) of the sixth Whereas Clause hereof.

      "Endorsement" shall mean the document attached to any Insurance Policy providing for the appointment of Banco Santander Central Hispano, S.A., New York Branch as "loss payee" thereunder pursuant to Section 6.01 (d) (ii) of the Common Agreement, substantially in the form of Exhibit "E" hereto.

      "Energo" shall have the meaning given to such term in the fourth Whereas Clause hereof.

      "Equipment Pledge" shall have the meaning given to such term in the fifth Whereas Clause hereof.

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      "Financing Documents" shall mean the agreements listed in the sixth
Whereas Clause hereof and any instrument or document issued thereunder or in connection therewith.

      "GNP Insurance Policy" shall have the meaning given to such term in the third Whereas Clause hereof.

      "Insurance Policies" shall mean the GNP Insurance Policy and any other insurance policy contracted or to be contracted by the Pledgor with respect to the development, construction and completion of the Project pursuant to the Common Agreement.

      "Interim Credit Agreement" shall have the meaning given to such term in the second Whereas Clause hereof.

      "Lenders" shall mean each of the banks and other financial institutions party to the Common Agreement and their permitted Assignees.

      "LGTOC" shall mean the Mexican General Law of Negotiable Instruments and Credit Transactions (Ley General de Titulos y Operaciones de Credito).

      "Mexico" shall mean the United Mexican States.

      "Note Indenture" shall have the meaning given to such term in paragraph
(iii) of the sixth Whereas Clause hereof.

      "Noteholders" shall mean the holders from time to time of the Investor Notes referred to in paragraph (iii) of the sixth Whereas Clause hereof.

      "Pledged Assets" shall have the meaning given to such term in Section 2.1
(a) of this Agreement.

      "Pledgee" shall have the meaning given to such term in the Preamble of this Agreement.

      "Pledgor" shall have the meaning given to such term in the Preamble of this Agreement.

      "Principal Subcontractors" shall mean Constructora El Cajon, S.A. de C.V., Energo and Intertechne Consultores Asociados S/C Ltda. and Technoproject, S.A. de C.V. as counterparties to the Principal Subcontracts.

      "Principal Subcontracts" shall have the meaning given to such term in the fourth Whereas Clause hereof.

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      "Project" shall have the meaning given to such term in the first Whereas
Clause hereof.

      "Rights Pledge" shall have the meaning given to such term in the third Whereas Clause hereof.

      "Secured Obligations" shall mean all payment obligations of the Pledgor arising now or hereafter under any of the Financing Documents, including but not limited to, the obligations to pay principal, ordinary, default and overdue interest, fees, make-whole premium, indemnities, enforcement and other costs and expenses or any other amount payable for any other concept thereunder.

      "Secured Parties" shall mean any and all Lenders, the Facility Administrative Agent, the Intercreditor Agent, the Collateral Agents, the Note Trustee, the Offshore Depositary Bank, the Noteholders and any other Person from time to time constituting a Secured Party (as defined in the Common Agreement).

      1.2 Headings. The headings of the Clauses contained in this Agreement are used solely for convenience and shall not be taken into account in the interpretation of this Agreement.

      1.3 References. Unless otherwise indicated, all references herein to Clauses, and Exhibits shall be to Clauses and Exhibits of this Agreement. A reference to any agreement, instrument or document shall include such agreement, instrument or document as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms and as permitted by the Financing Documents.

                                    CLAUSE 2
                                 TERMS OF PLEDGE

      2.1 Creation of the Pledge. (a) To secure payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, in accordance with Articles 346 to 380 of the LGTOC, the Pledgor hereby pledges in favor of the Pledgee acting solely on behalf and for the benefit of the Secured Parties (and its successors and assigns), the following movable tangible and intangible properties (the "Pledged Assets"):

      (i) the collection rights of the Pledgor under the CFE Contract (including the right to receive, collect and demand payment of the Contract Price and Termination Value thereunder but excluding the non-collection rights under the CFE Contract);

      (ii) the rights of the Pledgor under any of the Principal Subcontracts and under each guarantee, bond, letter of credit or other form of

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            security provided in favor of or for the benefit of the Pledgor pursuant to any Principal Subcontract and, to the extent requested by the Pledgee, under any Additional Project Contract;

      (iii) all rights of the Pledgor under the Insurance Policies;

      (iv)  the equipment and materials listed in Exhibit "A" hereto;

      (v) in accordance with Article 354 of the LGTOC any and all other movable property presently owned or hereinafter acquired by the Pledgor in connection with its core business (actividad preponderante) which is the construction and completion of the Project, including but not limited to, the blue-prints, plans, drawings, calculations and all other engineering documents; the rights to the Site; all cement, thin rods, construction materials and electromechanical equipment and components; all cash, instruments and other movable property from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing; if for any reason, a negotiable instrument is received by the Pledgor, the Pledgor shall promptly deliver it to the Pledgee, duly endorsed, for deposit into the relevant account under the Depositary Agreement;

      provided however, that, all funds received by the Pledgee in payment of collection rights under the CFE Contract, the Principal Subcontracts and the Additional Project Contracts may be applied by the Pledgee and delivered to the Secured Parties in accordance with the Common Agreement and the Depositary Agreement.

      (b) On or before the Closing Date, the Pledgor shall deliver to the
Pledgee: (i) a written communication to CFE, in the form of Exhibit "B" hereto, duly executed by CFE in evidence of its acknowledgement and agreement to the pledge created hereby; (ii) the acknowledgement and consent agreements duly executed by the Pledgor and each of Technoproject, S.A. de C.V., Intertechne Consultores Asociados S/C Ltda, Energo and Constructora El Cajon, S.A. de C.V., respectively, in the forms set forth in the Common Agreement, in evidence of their acknowledgement and agreement to the pledge created hereby; and (iii) a written notice to, and consent of, Grupo Nacional Provincial, S.A., in the form of Exhibit "C" hereto, duly executed by Grupo Nacional Provincial, S.A. in evidence of its acknowledgement and agreement to the pledge created hereby, provided that before delivering such notice to Grupo Nacional Provincial, S.A., the Pledgor shall have obtained the signatures of the Pledgee and WestLB AG, New York Branch as provided in such notice.

      (c) Within fifteen (15) calendar days from the date of issuance of any Insurance Policy other than the GNP Policy, the Pledgor shall deliver to the Pledgee (i) a written notice to, and consent of, the relevant insurance company, in the form of Exhibit "D" hereto, duly executed by such insurance company in

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evidence of its acknowledgement and agreement to the pledge created hereby, provided that before delivering such notice to Grupo Nacional Provincial, S.A., the Pledgor shall have obtained the signature of the Pledgee as provided in such notice, and (ii) notarized copies of such Insurance Policy including the Endorsement.

      (d) Within fifteen (15) calendar days from the date of request therefore by the Intercreditor Agent, the Pledgor shall deliver to the Pledgee: (i) a written consent of the relevant Additional Project Counterparty in the form set forth in the Common Agreement, duly executed by such Additional Project Counterparty and, in evidence of their acknowledgement and agreement to the pledge created hereby; and (ii) a notarized copy of any such Additional Project Contract.

      2.2 Formalization and Registration of the Pledge. The parties hereto hereby agree to ratify their signatures hereof before a notary public. The Pledgor shall file this Agreement for registration with the Public Registry of Property and Commerce of Mexico City, Federal District, on or prior to the Closing Date, and obtain such registration within seventy five (75) calendar days after the Closing Date. The Pledgor hereby authorizes Banco Santander Central Hispano, S.A., New York Branch to register this Agreement with any other registry as required.

      2.3 Material Possession of and Title to Exercise the Pledged Assets. The Pledgor shall retain the material possession of the tangible Pledged Assets pursuant to the terms of Article 346 of the LGTOC and Clause 3.1 (a) hereof; however, as long as the Equipment Pledge is in effect, the Pledgee, pursuant to
Article 361 of the LGTOC, hereby authorizes the Pledgor to deposit the assets subject to the Equipment Pledge with the entity acting as depositary thereunder.

      2.4 Use and Exercise of the Pledged Assets. Subject to compliance with the affirmative and negative covenants provided in Clause 3 below and in the other Financing Documents, during the term of this Agreement, the Pledgor, in the ordinary course of its core business, shall have the right to (i) use the tangible Pledged Assets and exercise the rights with respect to the intangible Pledged Assets (provided that the Pledgor may not change any payment instructions given to CFE, GNP, the insurance companies issuing Insurance Policies, the Principal Subcontractors and/or the Additional Project Counterparties pursuant to the notices delivered or to be delivered in accordance with Clauses 2.1 (b), 2.1 (c) and 2.1 (d) above), and (ii) combine the materials included in the tangible Pledged Assets with other materials and transform and use them as required in the development of the Project, provided that the results from such combination shall become part of the Pledged Assets.

      The rights of the Pledgor provided in the preceding paragraph of this Clause 2.4 shall cease upon notice by the Pledgee to the Pledgor that an Event of Default

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has occurred and that Pledgor must cease to use such assets and exercise such rights.

      2.5 Appointment of Pledgee as Attorney-in-Fact. The Pledgor hereby undertakes to irrevocably appoint the Pledgee as its attorney-in-fact to act in its name and on its behalf in order to exercise any rights of the Pledgor in and to the Pledged Assets (including the assignment of rights and obligations of the Pledgor under the Principal Subcontracts and under each relevant Additional Project Contract, if applicable) during the continuation of any Event of Default which has occurred and for such purpose, to grant in favor of the Pledgee an irrevocable special power of attorney, to act in the name and on behalf of the Pledgor in order to exercise, enforce and defend any of the Pledged Assets, having all authorities provided in Article 2554 of the Federal Civil Code and the correlative Articles of the Civil Codes for the Federal District and the States of the Mexican Republic, including authorities requiring general or special clause in accordance with the applicable law and power to delegate this power-of-attorney. Such power of attorney shall include sufficient authority to permit the Pledgee to defend any and all of the Pledged Assets against any claim or demand.

      On or before the Closing Date, the Pledgor shall deliver to the Pledgee the public deed containing the power-of-attorney referred to in the preceding paragraph duly formalized before a Mexican notary public.

      2.6 Cancellation of the Equipment Pledge and the Rights Pledge. Within ten (10) days after receipt by the Pledgor of the notices given by the collateral agent under the Interim Credit Agreement pursuant to Section 5.11 of the Equipment Pledge and the Rights Pledge that all amounts owed under the Interim Credit Agreement and the agreements and documents related thereto have been paid in full, the Pledgor will request the cancellation of the recording in the Public Registry of Property and Commerce of Mexico City, of the pledges created under the Equipment Pledge and the Rights Pledge.

      2.7 No Liability under the CFE Contract, the Principal Subcontracts, the Additional Project Contracts and the Insurance Policies. Notwithstanding the pledge created hereunder, the Pledgor shall remain liable under the CFE Contract, the Principal Subcontracts, any Additional Project Contract pledged hereunder and the Insurance Policies to pay and perform all of its obligations and liabilities assumed by the Pledgor thereunder, all in accordance with and pursuant to the terms and provisions thereof, and neither the Pledgee nor any of the Secured Parties shall have any obligation or liability under the CFE Contract, the Principal Subcontracts, any Additional Project Contract or the Insurance Policies pledged hereunder by reason of or arising out of the pledge created hereby and shall not be required or obligated in any manner to make any inquiry as to the nature or sufficiency of any payment received by the Pledgee or any Secured Party, or to

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present or file any claim, or to take any action to collect or enforce the payment of any amount.

                                    CLAUSE 3
                            COVENANTS OF THE PLEDGOR

      3.1 Affirmative and Negative Covenants. So long as any of the Secured Obligations remains outstanding, the Pledgor shall, unless the Pledgee otherwise consents in writing, undertake all necessary actions to:

      (a) maintain any and all of the tangible Pledged Assets at the Site and/or at the locations necessary for the performance of Pledgor<180>s obligations under the CFE Contract, and obtain the written consent of the Pledgee for the removal thereof from the Site and/or such locations;

      (b) furnish to the Pledgee any information concerning the Pledged Assets as the Pledgee may from time to time reasonably request and permit the Pledgee or its designees, upon at least three (3) calendar days advanced notice, within working hours, at any time, to inspect, audit, and make copies of and extracts from all records and all other papers in the possession of the Pledgor and, upon the request of Pledgee, deliver to the Pledgee certified copies of all such records and papers;

      (c) deliver notice of any communication received in respect of the Pledged Assets to the Pledgee, concurrent with its required delivery pursuant to
Section 6.03 of the Common Agreement;

      (d) at any time, and from time to time, at the expense of the Pledgor, exercise its rights and remedies hereunder, including, without limitation, defending the Pledged Assets and the security interest (including the priority thereof) of the Pledgee in and to the Pledged Assets against the claims and demands of all Persons, and promptly execute and deliver further instruments and documents, and take all further action that may be necessary or desirable, or that the Pledgee may reasonably request, in order to perfect and protect the security interest granted hereby, or to enable the Pledgee to exercise its rights and remedies hereunder;

      (e) at all times maintain the Pledged Assets in good working order and condition (subject to normal wear and tear), in the understanding that, in accordance with Article 361 of the LGTOC, the Pledgor shall bear all costs and shall be responsible for the due preservation, repair, administration and collection of the Pledged Assets;

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      (f)   maintain the GNP Insurance Policy as required by the Common
Agreement; provided that the Pledgor shall deliver to the Offshore Collateral Agent, with copy to the Pledgee, a certified copy of the Endorsement in respect of the GNP Insurance Policy within ten (10) Business Days following the date in which WestLB AG, New York Branch has given written notice to Grupo Nacional Provincial with copy to the Pledgor, that it waives its rights under Endorsement A dated June 4, 2003 of the GNP Policy.

      (g) contract and maintain any necessary Insurance Policies covering all Pledged Assets as required by the Common Agreement and duly attached with an Endorsement designating the Offshore Collateral Agent as loss payee; within five
(5) Business Days after the date any such Insurance Policy is contracted, the Pledgor shall deliver a certified copy of such Insurance Policy including the Endorsement thereof to the Offshore Collateral Agent with copy to the Pledgee.

      (h) except as permitted under paragraph (a) of Section 6.02 of the Common Agreement, refrain from creating or permitting the existence of any lien or ownership limitation upon or with respect to any of the Pledged Assets;

      (i) except as permitted under paragraph (n) of Section 6.02 of the Common Agreement, refrain from selling, assigning or otherwise disposing, or granting any option of any nature and to any party in respect, of the Pledged Assets described in items (iv) and (v) of Clause 2.1 hereof, except for the transfer of ownership of any of the Pledged Assets in accordance with the provisions of the CFE Contract, any Principal Subcontract, any Additional Project Contract or by operation of law;

      (j) refrain from undertaking any actions or omitting to undertake any action the undertaking of which, or omissions to undertake, could reasonably be expected to result in a decline in the value of the Pledged Assets or in any of such Pledged Assets ceasing to exist; and

      (k) except as otherwise permitted by the Financing Documents or as approved by the Pledgee in writing, refrain from (i) canceling or terminating any of its relationships with any obligors in connection with the Pledged Assets, or consenting to or accepting any cancellation or termination thereof,
(ii) waiving any default or breach under, failing to enforce, forgive, compromise, settle, adjust or release, or agreeing to the variation of, any provision of any of the CFE Contract, the Principal Subcontracts any Additional Project Contract and the Insurance Policies, (iii) exercising any right to initiate any arbitration or legal proceeding under any of the CFE Contract, the Principal Subcontracts, any Additional Project Contract and the Insurance Policies, or taking any action with respect to any arbitration proceeding initiated against the Pledgor under such documents, that seeks, or may reasonably be expected, to amend, rescind, terminate, invalidate, suspend or otherwise impair any Pledged Asset, and/or (iv) taking any other legal

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

or administrative action that seeks, or may reasonably be expected, to amend, rescind, terminate, invalidate, suspend or otherwise impair any Pledged Asset.

                                    CLAUSE 4
                     RIGHTS IN RESPECT TO THE PLEDGED ASSETS

      4.1 Remedies upon Event of Default. (a) In case an Event of Default has occurred and is continuing, the Pledgee shall be entitled to enforce the pledge granted hereunder, in accordance with applicable law, in addition to other rights and remedies available to it hereunder, under any of the Financing Documents and as a secured party following the appropriate procedures under applicable law.

      (b) The Pledgor covenants and agrees that it will execute and deliver such documents and take such other action as the Pledgee reasonably deems necessary or advisable in order that any sale or disposal of the Pledged Assets, after the occurrence and during the continuance of an Event of Default, may be made in compliance with applicable law. Any proceeds of any such sale shall be applied to the payment of the Secured Obligations in accordance with the priorities established in Section 7.04 of the Common Agreement and Article 3 of the Intercreditor Agreement.

      (c) After payment in full of all of the Secured Obligations in the above mentioned order of priorities, any remainder of the proceeds obtained from the sale of the Pledged Assets shall be delivered to the Pledgor or to whomever may be lawfully entitled to receive such balance. To the contrary, in case such proceeds shall be insufficient to pay in full all of the Secured Obligations, the Secured Obligations shall not be deemed to be discharged or paid in full, and thus the rights of Pledgee to claim the relevant unpaid portion shall continue in full force and effect.

      (d) In no event shall the Pledgee be liable for any loss or damage relating to the Pledged Assets, resulting from actions carried out pursuant to this Clause 4.

      (e) The Pledgor hereby agrees that the three (3) year period for the statute of limitations set forth in Article 375 of the LGTOC, shall start to run on the final maturity date of any outstanding Secured Obligation.

      4.2 Certain Rights of Pledgor. Notwithstanding any other provision of this Agreement or any provision of any other Financing Document, at all times, the Pledgor shall have the right, without prejudice to any other rights of the Pledgee under the Financing Documents, to receive from any other party to the CFE Contract, the Principal Subcontracts, the Additional Project Contracts and/or the Insurance Policies, any and all notices that such party is permitted or required to give to the Pledgor pursuant to such instruments.

                                    CLAUSE 5
                                  MISCELLANEOUS

      5.1 Fees and Indemnification of Pledgee. The Pledgor agrees to pay fees of, and indemnify the Pledgee pursuant to Section 11.04 of the Common Agreement. The rights, protections, immunities and indemnities afforded to the Pledgee pursuant to the Common Agreement shall be afforded to the Pledgee hereunder as if such provisions were specifically set forth herein. The Pledgor hereby expressly acknowledges, recognizes and agrees that, for all matters relating to or arising from or in connection with this Agreement, (i) the Pledgee is acting solely in its capacity as agent for, and for the benefit and pursuant to the instructions of, the Secured Parties, and not personally, and assumes no direct or personal obligations, expressed or implied, and (ii) the Pledgee has all necessary authority and legal capacity to act in the name and on behalf of the Secured Parties.

      5.2 Continuing Pledge. This Agreement shall create an effective continuing pledge without transfer of possession on and security interest in the Pledged Assets and shall remain in full force and effect and shall not be cancelled or diminished until the later of payment in full or release of the Secured Obligations, therefore, the Pledgor shall have no right to request the reduction of the pledge created hereunder in the Pledged Assets for any partial payments made under any of the Financing Documents and agrees to waive its rights under Article 349 of the LGTOC in such respect.

      5.3 Notices. Each notice, demand, report, or communication relating to this Agreement shall be in writing in the English language, shall be hand-delivered or sent by overnight courier or facsimile transmission (with a copy by hand delivery or overnight courier to follow, which copy shall not be required to effect notice), and shall be deemed duly given when received at the following addresses, or to such other address or number as each party shall have last specified by notice to the other party:

      To the Pledgor:

      CONSTRUCTORA INTERNACIONAL DE INFRAESTRUCTURA, S.A. DE C.V.
      Mineria 145 Edificio C Piso 2
      Col. Escandon
      C.P. 11800,      Mexico, D.F.
      Attention:       Jorge Ibarrola/Luis Horcasitas/Gabriel de la Concha
      Telephone:       (5255) 52729991 ext. 3500, 3210 or 3300

      Fax:      (5255) 52275043

      To the Pledgee:

      BANCO SANTANDER MEXICANO, S.A.
      Prolongacion Paseo de la Reforma No. 500 Piso 2 Mod. 209
      Col. Lomas de Santa Fe
      01219, Mexico, D.F.
      Attention:       Trinidad Guadalupe Caso Robles
      Telephone:       (5255) 5257 8000
      Fax:             (5255) 5269 1956

      5.4 Expenses. The Pledgor hereby agrees to pay or reimburse on demand all reasonable out-of-pocket costs, expenses and disbursements of the Pledgee in connection with the creation, perfection, preservation, protection and foreclosure of the pledge in any circumstance including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or liens upon or in respect of the Pledged Assets, premiums for insurance with respect to the Pledged Assets and all other reasonable fees, costs and expenses in connection with protecting, maintaining, preserving and foreclosing the pledge on the Pledged Assets and the Pledgee's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Pledged Assets. Any amounts paid by Pledgee as to which Pledgee has the right to reimbursement shall constitute Secured Obligations secured by the Pledged Assets. The obligations of the Pledgor contained in this Clause 5.4 shall continue in full force and effect notwithstanding the termination of any or all of the Financing Documents.

      5.5 No Waiver; Rights Cumulative. No failure on the part of the Pledgee to exercise, and no delay in exercising, any right hereunder or under any related agreement, instrument or document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Pledgee provided herein, in any of the Financing Documents and in all related agreements, instruments and documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Pledgee under each of this Agreement, any of the Financing Documents and any related agreements, instruments and documents against any party thereto are not conditional or contingent on any attempt by the Pledgee to exercise any of its rights hereunder or under any related agreement, instrument or document against such party or against any person or entity.

      5.6 Amendments. This Agreement may not be amended, supplemented, waived or otherwise modified except by an instrument signed by each of the parties hereto provided that any modification or supplement to this Agreement shall be registered in the corresponding Public Registry of Property and Commerce.

      5.7 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

      5.8 Severability. If any provision of this Agreement shall be invalid, illegal, or unenforceable in any jurisdiction, the parties hereto agree to the fullest extent they may effectively do so that the validity, legality, and enforceability of such provision in other jurisdictions, and the validity, legality, and enforceability of the other provisions in such jurisdiction, shall not in any way be affected or impaired thereby.

      5.9. Assignment. The Pledgor may not assign, transfer or in any other manner dispose of any of its rights or obligations created hereunder without the prior written authorization of the Pledgee.

      5.10 Benefit of Agreement. This Agreement shall inure to the benefit of, and be enforceable by, the parties hereto and the Secured Parties and their respective successors and permitted assigns, and no other Person shall be entitled to any of the benefits of this Agreement.

      5.11 Termination; No Reduction. This Agreement and the security interest granted hereunder shall neither be terminated nor reduced until the Pledgor receives written note from the Pledgee of the payment in full of all Secured Obligations. Within thirty (30) Business Days after such payment in full, the Pledgee shall deliver to the Pledgor the notarized release instrument required for the cancellation of this pledge.

      5.12 Languages. This Agreement is executed in both English and Spanish versions, both of which shall bind the parties hereto; provided, however, that in the case of doubt as to the proper interpretation and construction of this Agreement, the Spanish text shall prevail.

      5.13 Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of Mexico, without regard to the conflicts of laws provisions thereof. Any legal proceedings arising out of or relating to this agreement shall be brought in the competent courts of Mexico City, Federal District, Mexico. The parties hereto hereby waive any other preferential jurisdiction by reason of its present or future domicile or otherwise.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed through their duly authorized officers as of the date first above written.

                                  THE PLEDGOR:

                           CONSTRUCTORA INTERNACIONAL
                        DE INFRAESTRUCTURA, S.A. DE C.V.

                           By:    ______________________________
                           Name:  Jorge Bernardo Aguirre y Quintana
                           Title: Attorney-in-fact

                                   THE PLEDGEE

                         BANCO SANTANDER MEXICANO, S.A.,
          as Onshore Collateral Agent on behalf and for the benefit of the Secured Parties

                           By:   __________________________
                           Name:  Trinidad Guadalupe Caso Robles
                           Title: Delegada Fiduciaria

                                   EXHIBIT "A"

                         List of Equipment and Materials

                             OBRAS ELECTROMECANICAS

                             ELECTROMECHANICAL WORKS

I.                                      CONCEPTOS MECANICOS

                                        MECHANICAL CONCEPTS

I.1        TURBINAS HIDRAULICAS TIPO FRANCIS DE EJE VERTICAL                               Lote
                                                                                                  2
           VERTICAL AXIS HYDRAULC TURBINES FRANCIS TYPE                                    Lot

I.2        CHUMACERAS GUIA Y COMBINADA DE CARGA GUIA PARA EL GRUPO                         Lote
                                                                                                  2
           GUIDE & COMBINED LOADED BUSHINGS FOR THE UNTI                                   Lot

I.3        REGULADOR DE VELOCIDAD ELECTROHIDRAULICO CON CONTROL DIGITAL PROGRAMABLE PARA
           TURBINAS                                                                        Lote
                                                                                                  2
           ELECTROHYDRAULIC GOVERNOR (SPEED REGULATOR) WITH PROGRAMABLE DIGITAL CONTROL
           FOR TURBINES                                                                    Lot

I.4        COMPUERTAS, MECANISMOS DE OPERACION Y GRUA PORTICO DEL VERTEDOR                 Lote
                                                                                                  6
           GATES. OPERATIONAL MECHANISMS AND GANTRY CRANE FOR SPILLWAY                     Lot

I.5        COMPUERTA, MECANISMOS DE OPERACION Y GRUA DE OBRA DE TOMA                       Lote
                                                                                                  2
           GATES. OPERATION MECHANISM S AND CRANE FOR WATER INTAKE                         Lot

I.6        GRUAS VIAJERAS PARA CASA DE MAQUINAS                                            Lote
                                                                                                  2
           BRIDGE CRANES FOR  POWER HOUSE                                                  Lot

I.7        COMPUERTAS, MECANISMOS DE OPERACION Y GRUA PARA DESFOGUE                        Lote
                                                                                                  2
           GATES. OPERATION MECHANISMS AND CRANE FOR SUCTION TUBE                          Lot

I.8        UNIDAD AUXILIAR CON TURBINA TIPO FRANCIS                                        Lote
                                                                                                  1
           AUXILIAR UNIT WITH FRANCIS TYPE TURBINE                                         Lot

I.9        EQUIPOS PARA EL SISTEMA DE AGUA DE ENFRIAMIENTO                                 Lote
                                                                                                  2
           EQUIPMENTS FOR WATER COOLING SYSTEM                                             Lot

I.10       SISTEMA DE PROTECCION CONTRA INCENDIO                                           Lote
                                                                                                  1
           FIRE PROTECTION SYSTEM                                                          Lot

                             OBRAS ELECTROMECANICAS

                             ELECTROMECHANICAL WORKS

I.                                      CONCEPTOS MECANICOS

                                        MECHANICAL CONCEPTS

I.11       SISTEMA DE DESAGUE Y ACHIQUE
                                                                                           Lote   1
           DRAIN AND DRENAGE SYSTEM

I.12       SISTEMA DE VENTILACION
                                                                                           Lote   1
           VENTILATION SYSTEM

I.13       OBTURADORES Y MECANISMOS DE OPERACION PARA OBRA DE DESVIO DE LA C. H. EL
           CAJON, NAY.
                                                                                           Lote   1
           STOP LOGS AND OPERATIONAL MECHANISM FOR THE DEVIATION WORKS FOR THE EL CAJON
           HPP, NAY.

I.14       EQUIPO DE TALLER MECANICO
                                                                                           Lote   1
           EQUIPMENT FOR MECHANICAL HARDWARE HOUSE

I.15       EQUIPO DE AIRE ACONDICIONADO
                                                                                           Lote   1
           AIR CONDITIONING EQUIPMENT

I.16       SISTEMA DE MEDICION DE LOS NIVELES DE EMBALSE Y DESFOGUE
                                                                                           Lote   1
           LEVEL  MESUREMENT SYSTEM IN THE RESERVOIR AND SUCTION TUBE

I.17       SISTEMA DE AIRE DE SERVICIO
                                                                                           Lote   1
           PNEUMATIC  UTILITY SYSTEM

I.18       SISTEMA DE AGUA DE SERVICIO
                                                                                           Lote   1
           WATER SUPPLY SYSTEM

I.19       GRUA PUENTE PARA LA CASETA DE LA SUBESTACION ELECTRICA SF6
                                                                                           Lote   1
           BRIDGE CRANE FOR SF6 SUBSTATION

                             OBRAS ELECTROMECANICAS

                             ELECTROMECHANICAL WORKS

II.                                     CONCEPTOS ELECTRICOS

           ELECTRIC CONCEPTS

II.1       GENERADORES ELECTRICOS.
                                                                                           Lote   2
           ELECTRIC GENERATORS

II.2       FABRICACION DE BARRAS Y BOBINAS PARA ESTATORES DE GENERADORES ELECTRICOS
                                                                                           Lote   2
           MANUFACTURE OF BARS AND COILS FOR ELECTRIC GENERATOR'S STATORS

II.3       SISTEMA DE EXCITACION ESTATICO PARA GENERADORES ELECTRICOS.
                                                                                           Lote   2
           EXCITATION SYSTEM FOR ELECTRIC GENERATORS

II.4       TRANSFORMADORES TIPO SECO PARA EXCITACION DE GENERADORES ELECTRICOS.
                                                                                           Lote   2
           DRY TYPE TRANSFORMATORS FOR  ELECTRIC GENERATORS

II.5       BUS DE FASE AISLADA Y FASE SEGREGADA
                                                                                           Lote   2
           ISOLATED AND SEPARATED BUSBAR

II.6       TRANSFORMADORES DE POTENCIA DE 10 MVA Y MAYORES.
                                                                                           Lote   7
           POWER TRANSFORMATORS 10 MVA AND MORE

II.7       SISTEMA DE CONTROL, AUTOMATIZACION Y ADQUISICION DE DATOS (SCAAD)
                                                                                           Lote   1
           CONTROL. AUTOMATIZATION AND DATA ADQUISITION SYSTEM

II.8       SUBESTACIONES BLINDADAS AISLADAS CON GAS SF6 (HEXAFLORURO DE
           AZUFRE) PARA TENSIONES DE 123 A 420 KV.
                                                                                           Lote   1
           ARMORED SF6 SUBSTATION

II.9       TABLEROS DE PROTECCION CON RELEVADORES DE ESTADO SOLIDO Y/O DIGITALES.
                                                                                           Lote   1
           PROTECCION SWITCHBOARDS FOR SOLID SATE AND DIGITASL RELAYS

II.10      TABLEROS DE SERVICIOS AUXILIARES
                                                                                           Lote   1
           AUXILIAR SWITCHBOARDS

                             OBRAS ELECTROMECANICAS

                             ELECTROMECHANICAL WORKS

II.                                     CONCEPTOS ELECTRICOS

           ELECTRIC CONCEPTS

II.11      TABLEROS METALICOS BLINDADOS TIPO METAL CLAD PARA TENSIONES NOM.
           DE 15 A 38 KV.
                                                                                           Lote   1
           METALCAD SWITCHGEAR, FOR  MEDIUM AVERAGE VOLTAGE

II.12      ELECTRODUCTO ALIMENTADOR DE BAJA IMPEDANCIA.
                                                                                           Lote   1
           LOW IMPEDANCE BUSBAR

II.13      EQUIPOS DE COMUNICACIONES
                                                                                           Lote   1
           COMMUNICATION EQUIPMENTS

II.14      TRAMPAS DE ONDA
                                                                                           Lote   1
           CARRIER FILTER

II.15      APARTARRAYOS DE OXIDOS METALICOS PARA SUBESTACION
                                                                                           Lote   1
           SURGE ARRESTER

II.16      BATERIAS ABIERTAS PARA SERVICIO ESTACIONARIO
                                                                                           Lote   1
           OPEN BATERIES FOR STATIONARY OPERATION

II.17      CARGADOR DE BATERIAS.
                                                                                           Lote   1
           BATERY CHARGERS

II.18      TRANSFORMADORES DE POTENCIAL CAPACITIVO.
                                                                                           Lote   1
           CAPACITIVE POTENTIAL TRANSFORMATOR

II.19      SISTEMAS DE ALUMBRADO
                                                                                           Lote   1
           LIGHTING SYSTEM

II.20      SISTEMA DE REDES DE TIERRA EN PLANTA Y SUBESTACIONES ELECTRICAS.
                                                                                           Lote   1
           EARTH SYSTEM FOR HPP AND SUBSTATION

II.21      SISTEMA DE INTERCOMUNICACION Y VOCEO
                                                                                           Lote   1
           INTERPHONE SYSTEM

II.22      SISTEMA DE MONITOREO MEDIANTE CIRCUITO CERRADO DE TELEVISION                    Lote   1

                             OBRAS ELECTROMECANICAS

                             ELECTROMECHANICAL WORKS

II.                                     CONCEPTOS ELECTRICOS

           ELECTRIC CONCEPTS

           CLOSE TV CIRCUIT SYSTEM

II.23      CONDUCTORES CON AISLAMIENTO Y CUBIERTA TERMOFIJOS LIBRES DE
           HALOGENOS PARA INSTALACIONES HASTA 600V 90 DEGREES C.
                                                                                               Lote   1
           ISOLATED CABLES

II.24      CABLES DE CONTROL CON AISLAMIENTO TERMOFIJO LIBRE DE HALOGENOS PARA 90 degrees C.
                                                                                               Lote   1
           CONTRO CABLES

II.25      CHAROLAS PARA CABLES CONDUCTORES DE FUERZA Y CONTROL.
                                                                                               Lote   1
           CABLE TRAYS

II.26      CABLE DE GUARDA.
                                                                                               Lote   1
           SURGEARREST CABLE

II.27      PLANTA GENERADORA CON MOTOR DE COMBUSTION INTERNA HASTA  2 000 KW
                                                                                               Lote   1
           DIESEL POWER PLANT

II.28      HERRAJES Y ACCESORIOS
                                                                                               Lote   1
           MISCELANIOUS

II.29      CABLES DE ALUMINIO CON CABLEADO CONCENTRICO Y ALMA DE ACERO (ACSR).
                                                                                               Lote   1
           ACSR CABLES

II.30      AISLADORES DE SUSPENSION DE PORCELANA O DE VIDRIO TEMPLADO.
                                                                                               Lote   1
           CERAMIC AND GLASS ISOLATORS

II.31      CABLES DE POTENCIA MONOPOLARES DE 5 A 35 KV.
                                                                                               Lote   1
           MONOPOLAR POWER CABLES (5/35 Kv)

II.32      ALIMENTADORES DE DISTRIBUCION AEREOS EN 13,8 KV
                                                                                               Lote   1
           FEEDERS DISTRIBUTION LINES 13.8 KV

                                   EXHIBIT "B"
                           [To be executed in Spanish]

                               FORM OF CFE NOTICE

                                February __, 2004

Comision Federal de Electricidad
Reforma No. 164
Colonia Cuauhtemoc
06500 - Mexico, D.F.

RE: EL CAJON

         Dear Sirs:

         Reference is made to:

         (i)          the Contrato Mixto de Obra Publica Financiada No.
                  PIF-005/2003 dated March 26, 2003 (as amended, from time to time, the "Public Works Contract"), between Comision Federal de Electricidad (the "CFE") and Constructora Internacional de Infraestructura, S.A. de C.V. (the "Company"), in connection with the construction, development and commissioning of the Proyecto Hidroelectrico 63 CH El Cajon (the "Project"); and

         (ii) the notice dated April 11, 2003, given by the Company to CFE, and acknowledged and agreed by CFE, regarding the pledge created by the Company in the collection rights under the Public Works Contract pursuant to the Rights Pledge Agreement dated as of April 11, 2003, (as amended, the "Rights Pledge") between the Company and WestLB AG, New York Branch as collateral agent on behalf and for the benefit of the secured parties; the pledge created under the Rights Pledge secures the obligations of the Company under the Credit Agreement dated as of March 31, 2003 (as amended, from time to time, the "Interim Credit Agreement") among the Company, the lenders from time to time party thereto and WestLB AG, New York Branch as administrative agent and collateral agent, providing for the initial financing of the Project.

         1. NOTICE OF PLEDGE. Pursuant to Clause 30.1 of the Public Works Contract, the Company hereby notifies you that it has entered into a Pledge Agreement without Transfer of Possession dated as of February 26, 2004 (the "Borrower Pledge Agreement") pursuant to which it has pledged all the collection rights of the Company under the Public Works Contract in favor of Banco Santander Mexicano, S.A., its successors and assigns, as Onshore Collateral Agent on behalf and for the benefit of the secured parties (the "Onshore Collateral Agent") to secure the obligations of the Company towards such secured parties (the "Secured Obligations") under:

         (a) the Common Agreement dated as of February 26, 2004 (the "Common Agreement"), among the Company as borrower, WestLB AG, New York Branch as intercreditor agent and facility administrative agent, Banco Santander Central Hispano, S.A., New York Branch as offshore collateral agent, Banco Santander Mexicano, S.A. as Onshore Collateral Agent and Citibank, N.A. as note trustee, the lenders and the other creditors and creditor representatives from time to time party thereto, setting forth certain common representations and warranties, covenants, conditions to funding, events of default and other terms that are complementary to and form part of the Financing Documents (as hereinafter defined);

         (b) the Credit Agreement dated as of February 26, 2004 (the "Credit Agreement"), among the Company as borrower, the banks and the other financial institutions parties thereto and WestLB AG, New York Branch as facility administrative agent, pursuant to which the Company will obtain additional funds to be used as specified in the Public Works Contract for the payment of Project-related costs;

         (c) the notes to be issued by the Company and sold under a note purchase agreement dated as of February 26, 2004 among the Company, the sponsor parties named therein and the representatives named therein, the rights and obligations in respect of which notes shall be governed by the Note Indenture dated as of February 26, 2004 (the "Note Indenture"), among the Company as issuer and Citibank, N.A. as note trustee; and

         (d) the Depositary Agreement dated as of February 26, 2004 (the "Depositary Agreement") among the Company as borrower, Banco Santander Central Hispano, S.A., New York Branch as offshore collateral agent and offshore depositary bank, Banco Santander Mexicano, S.A. as Onshore Collateral Agent, Citibank, N.A. as note trustee and WestLB AG, New York Branch as facility administrative agent and intercreditor agent, which will govern the establishment and maintenance of various off-shore accounts and the flow of funds into and from such accounts.

                  The Common Agreement, the Credit Agreement, the Note Indenture and the Depositary Agreement have been entered into to refinance the outstanding amounts payable by the Company under the Interim Credit Agreement and to provide the Company with additional funds to finance the Project, and together with any instrument or document issued thereunder or in connection therewith shall hereinafter be referred to as the "Financing Documents".

                  The pledge created under the Borrower Pledge Agreement shall constitute a second ranking pledge on the collection rights under the Public Works Contract, until the Rights Pledge is cancelled pursuant to the following paragraph. Upon such cancellation, the Borrower Pledge Agreement shall constitute a first ranking pledge on the collection rights under the Public Works Contract.

         2. TERMINATION OF THE RIGHTS PLEDGE. Upon receipt by CFE of the written notice by WestLB AG, New York Branch as collateral agent under the Interim Credit Agreement that all amounts owed under the Interim Credit Agreement and the related loan documents have been paid in full, therefore terminating the pledge created by means of the Rights Pledge, the rights and obligations of CFE under the notice referred to in paragraph (ii) above shall terminate.

         3. ACKNOWLEDGEMENT. CFE acknowledges that it is hereby notified of the pledge created under the Borrower Pledge Agreement and confirms that the consent given pursuant to Clause 30.1 of the Public Works Contract to assign the collection rights, applies to the pledge created under the Borrower Pledge Agreement.

         4. PAYMENTS UNDER THE PUBLIC WORKS CONTRACT. The Company hereby irrevocably instructs CFE to pay, by wire transfer in U.S. Dollars, until CFE receives written instructions from the Onshore Collateral Agent to pay such amounts to another entity or account, any and all U.S. dollar-denominated amounts payable by CFE to the Company under the Public Works Contract (including but not limited to the Contract Price and the Termination Value, each as defined in the Public Works Contract) as follows:

         Account Holder: Constructora Internacional de Infraestructura, S.A.
          de C.V.
         Bank: Banco Santander Central Hispano, S.A.
         Account Number: 8130790001
         ABA: 026007692
         New York, N.Y., U.S.A.
         Attention:  Ligia Castro.

         Reference: El Cajon

         Likewise, the Company hereby irrevocably instructs CFE to pay, by electronic transfer in Mexican pesos, until CFE receives written instructions from the Onshore Collateral Agent to pay such amounts to another entity or account, any and all peso-denominated amounts payable by CFE to the Company under the Public Works Contract as follows:

         Account Holder: Direccion Fiduciaria El Cajon.
         Bank: Banco Santander Mexicano, S.A.
         Account Number: 6550109969-7 (code: 014180)
         Mexico, D.F.
         Attention:  Guadalupe Caso
         Reference: El Cajon

         Notwithstanding the foregoing, any instruction pursuant to this paragraph 4. shall only become effective upon receipt by CFE of the notice referred to in paragraph 2. above and until such time CFE shall continue to abide by the instructions contained in the notice referred to in paragraph (ii) above.

         CFE hereby agrees to make all payments under the Public Works Contract in accordance with the foregoing and to give written notice concurrently with each such payment to the Onshore Collateral Agent with copy to the Company specifying under which Section of the Public Works Contract such payment is made.

         5.       CERTAIN REPRESENTATIONS AND AGREEMENTS OF CFE.

         (a) CFE hereby confirms that its representations contained in the Public Works Contract are true and correct as of the date hereof.

         (b) CFE hereby confirms that it is not in default under the Public Works Contract and that, except for the pledge created under the Rights Pledge and the pledge created under the Borrower Pledge Agreement, it has not received notice and has not consented to any pledge or assignment of collection rights of the Company under the Public Works Contract. CFE further confirms that as of this date it is not aware of any default by the Company under the Public Works Contract.

         (c) CFE agrees that it will not consent to any further assignment, transfer or pledge by the Company of all or any part of its rights under the Public Works Contract, except with the prior written consent of the Onshore Collateral Agent.

         (d) CFE hereby confirms that except for the Primer Convenio Modificatorio al Contrato Mixto de Obra Publica Financiada dated as of July 4, 2003 and the Segundo Convenio Modificatorio al Contrato Mixto de Obra Publica Financiada dated September 10, 2003, the Primer Memorandum de Aclaraciones dated July 17, 2003, the Segundo Memorandum de Aclaraciones dated October 8, 2003 and the letter dated November 18, 2003, all between the Company and CFE, as of the date hereof it has not executed any amendment, clarification, supplement or other modification to the Public Works Contract.

         (e) CFE agrees to deliver to the Onshore Collateral Agent promptly, a copy of any notice delivered by CFE to the Company of a default by the Company of any of its obligations under the Public Works Contract.

         (f) CFE agrees not to modify the Public Works Contract except with the written consent of the Onshore Collateral Agent.

         6. MISCELLANEOUS PROVISIONS. (a) All notices and other communications hereunder shall be in Spanish, in writing and shall be sent by first class mail, by hand or by courier service, shall be effective upon receipt by the addressee and shall be directed:

                  (i) If to the Company or to CFE to the relevant address set forth in the Public Works Contract,

                  (ii)     If to the Onshore Collateral Agent to:

                           Banco Santander Mexicano, S.A.
                           Prol. Paseo de la Reforma No. 500, piso 2, Mod. 209 Col. Lomas de Santa Fe 01219, Mexico, D.F.
                           Attention: Trinidad Guadalupe Caso Robles

                  (iii) To such other address as any of CFE, the Company or the Onshore Collateral Agent may designate by prior written notice to the other parties, given pursuant to this paragraph 6 (a).

         (b) This instrument may be executed in counterparts each of which when so executed will be deemed to be an original.

         (c) This instrument may only be amended, supplemented or modified by an instrument in writing signed by each of the parties hereto.

         (d) This instrument shall be governed by the laws of the United Mexican States.

         (e) Any dispute arising from this instrument shall be settled in accordance with the terms of Clause 31.3 of the Public Works Contract, as if such terms were literally reproduced herein.

         (f) This instrument shall continue in effect until the first to occur between (i) the termination of the Borrower Pledge Agreement, it being understood that the Onshore Collateral Agent shall notify CFE of the termination of the Borrower Pledge Agreement not later than 30 calendar days following receipt by the Onshore Collateral Agent of payment in full of the Secured Obligations, (ii) or the payment in full of all amounts payable by CFE under the Public Works Contract, including the termination value, in its case.

                                Very truly yours,

                           CONSTRUCTORA INTERNACIONAL
                         DE INFRAESTRUCTURA, S.A. DE C.V

                       ----------------------------------
                          Name:
                          Title:

                         BANCO SANTANDER MEXICANO, S.A.,
                           as Onshore Collateral Agent

                       ----------------------------------
                          Name:
                          Title:

                           AGREED AND ACKNOWLEDGED BY:

                        COMISION FEDERAL DE ELECTRICIDAD

                       ----------------------------------
                          Name:
                          Title:

                  By its signature below, WestLB AG, New York Branch, in its capacity as collateral agent under the Interim Credit Agreement acknowledges and consents to the creation of the pledge under the Borrower Pledge Agreement hereby notified to CFE.

                           WESTLB AG, NEW YORK BRANCH

                       ----------------------------------
                          Name:
                          Title:

                                   EXHIBIT "C"

                               FORM OF GNP NOTICE

                               February ___, 2004

Grupo Nacional Provincial, S.A. de C.V.
Av. de las Torres No. 395
04200 - Mexico, D.F.

Attention: __________________

Dear Sirs:

         Reference is made to the Major Risks - Civil Works Insurance Policy No. 998848, dated June 4, 2003 issued by you and contracted by Constructora Internacional de Infraestructura, S.A. de C.V. ("CIISA"), as supplemented by endorsement A, dated June 4, 2003, naming WestLB AG, New York Branch as loss payee (the "GNP Insurance Policy") which endorsement will be replaced by an Endorsement naming Banco Santander Central Hispano, S.A., New York Branch as loss payee upon WestLB AG, New York Branch having notified you that its rights under such endorsement A are released.

         By means hereof CIISA notifies you that on February 26, 2004, CIISA entered into with Banco Santander Mexicano, S.A. acting as Pledgee in its capacity as Onshore Collateral Agent for the benefit of the Secured Parties (as defined therein), a Pledge Agreement (the "Borrower Pledge Agreement") by means of which CIISA granted in pledge, among others, its rights deriving from the GNP Insurance Policy; the pledge created under the Borrower Pledge Agreement is however, second ranking to the pledge created under the Rights Pledge Agreement dated as of April 11, 2003, as amended, until you receive written notice of the cancellation of the Rights Pledge Agreement from WestLB AG, New York Branch.

         By its signature below, Banco Santander Mexicano, S.A., in its capacity as Pledgee under the Borrower Pledge Agreement, hereby instructs you, until you receive alternate written instructions from the Pledgee, to pay all amounts payable under the GNP Insurance Policy by wire transfer in U.S. Dollars to the loss payee named in the endorsement A referred to in the first paragraph above or in the Endorsement that will replace it naming Banco Santander Central Hispano, S.A., New York Branch as loss payee, whichever is in effect at the time of the relevant payment.

                                Very truly tours,

           CONSTRUCTORA INTERNACIONAL DE INFRAESTRUCTURA, S.A. DE C.V.

                         BANCO SANTANDER MEXICANO, S.A.

                  By its signature below, WestLB AG, New York Branch, in its capacity as collateral agent under the Interim Credit Agreement acknowledges and consents to the creation of the pledge under the Borrower Pledge Agreement hereby notified to Grupo Nacional Provincial.

                           WESTLB AG, NEW YORK BRANCH

                       ----------------------------------
                           Name:
                           Title:

Acknowledged and consented:

By
    ----------------------------------
    GRUPO NACIONAL PROVINCIAL, S.A.

                                   EXHIBIT "D"

                             FORM OF INSURER NOTICE

                              Date: ______________

[Name and address of corresponding
INSURANCE COMPANY]

Attention: __________________

Dear Sirs:

         Reference is made to the Insurance Policy No.________, dated ___________ (the "Insurance Policy") issued by you and contracted by Constructora Internacional de Infraestructura, S.A. de C.V. ("CIISA"), naming Banco Santander Central Hispano, S.A., New York Branch as loss payee, in its capacity as offshore collateral agent on behalf of and for the benefit of the Secured Parties (as defined in the Borrower Pledge Agreement referred to below).

         By means hereof CIISA notifies you that on February 26, 2004, it entered into with Banco Santander Mexicano, S.A. acting as Pledgee in its capacity as Onshore Collateral Agent for the benefit of the Secured Parties, a Pledge Agreement without Transfer of Possession (the "Borrower Pledge Agreement") by means of which CIISA granted in pledge, among others, its rights deriving from any insurance policy contracted or to be contracted by it with respect to the development, construction and completion of the hydroelectric project known as Proyecto Hidroelectrico 63 CH El Cajon, at the Yesca and Santa Maria del Oro Municipalities in the State of Nayarit, Mexico.

         By its signature below, Banco Santander Mexicano, S.A., in its capacity as Pledgee under the Borrower Pledge Agreement hereby instructs you to pay, until you receive written instructions from the Pledgee to pay such amounts to another entity or account, all amounts payable under the Insurance Policy in U.S. Dollars, by wire transfer, directly to Banco Santander Central Hispano, S.A., New York Branch for the benefit of the Secured Parties, to the account set forth in the Insurance Policy.

                                Very truly tours,

           CONSTRUCTORA INTERNACIONAL DE INFRAESTRUCTURA, S.A. DE C.V.

                         BANCO SANTANDER MEXICANO, S.A.

Acknowledged and consented:

By
    ------------------------------------
    [Name of corresponding
    INSURANCE COMPANY]

                                   EXHIBIT "E"

                              INSURANCE ENDORSEMENT

          TO BE ATTACHED TO/AND FORMING PART OF THE INSURANCE POLICIES

                     CO- INSURED AND LOSS PAYEE ENDORSEMENT

By means of this endorsement, Banco Santander Central Hispano, S.A., New York Branch, in its capacity as offshore collateral agent for the benefit of the secured parties (the "Offshore Collateral Agent") is appointed as co-insured and loss payee (coasegurado y beneficiario preferente) under this policy No. ______.

The appointment of Banco Santander Central Hispano, S.A., New York Branch as co-insured and loss payee, may not be cancelled or modified without the prior written consent of Banco Santander Central Hispano, S.A., New York Branch or any successor entity.

The Comision Federal de Electricidad is named as additional beneficiary (beneficiario adicional) under this policy No. _________.

[NAME OF INSURANCE COMPANY] (the "Insurer")*(1) agrees to deliver all amounts payable hereunder to Banco Santander Central Hispano, S.A., New York Branch, to the following account (or any other account notified by Banco Santander Central Hispano, S.A., New York Branch to this insurance company in writing):

Bank: [insert data for Dollar Loss Proceeds Deposit Account]
ABA No.:
Beneficiary:
Account No.
Re:
Att'n:

This appointment of loss payee does not apply for payments to be made by third parties according to Section 2 - Civil Liability.

It is understood and agreed that any increase in the amount of any risk to be indemnified, attributable to the application to the loss payee clause, shall be exclusively paid by Constructora Internacional de Infraestructura, S.A. de C.V. without anything herein to affect the rights of Banco Santander Central Hispano, S.A., New York Branch.

In turn, the Insurer agrees that, if any new policy with respect to the works referred to in public bid number 18164093-011-02 issued by Comision Federal de

--------
(1) Use the defined term in the relevant policy

Electricidad is created, such new policy shall automatically include an endorsement equal to the endorsement hereof, without needing prior notification or request from any person.

Likewise, the Insurer agrees that immediate notice shall be delivered to Banco Santander Central Hispano, S.A., New York Branch at [insert address] of:

         (i)      Any claim initiated under such policy and

         (ii) If this policy or any policy issued in the future is not renewed, or if renewed, is not renewed on the same terms as are in the existing policy.

Banco Santander Central Hispano, S.A., New York Branch shall not be responsible for the payment of any premium or other amounts payable hereunder.

The Insurer shall notify Banco Santander Central Hispano, S.A., New York Branch in writing at least thirty (30) days in advance of any reduction, cancellation or termination of this policy due to lack of payment and at least ten (10) days before any payment deadline in the event of lack of payment of the corresponding premium.

With respect to Section 2 - Civil Liability hereunder, it is noted that the insurance is primary, without right to contribution of any other insurance or auto-insurance of the contractor of this policy or Banco Santander Central Hispano, S.A., New York Branch as Offshore Collateral Agent and/or Offshore Depositary Bank and all Secured Parties.

All payments of claims of losses hereunder in favor of the loss payee shall be made pursuant to the provisions of this endorsement and shall only be addressed and made to the loss payee under this policy, until the time Banco Santander Central Hispano, S.A., New York Branch notifies the Insurer in writing that all amounts payable to the loss payee for or in connection with the insured (including all financial documents and agreements) have been satisfied and irrevocably paid in full. Upon the Insurer having received such notice, it shall receive instructions in writing from the insured in order to address all payments of claims of losses to, and in name of, CFE.

WAIVER OF RIGHTS SUBROGATION CLAUSE

The Insurer shall be subrogated in all rights of the insured against any person or entity in an up to the amount of any payment of a claim made under this policy. The insured shall sign and deliver all instruments and documents and shall take all actions necessary to make such rights effective and upon any loss, it shall refrain from taking any action that may impair such rights.

The insured shall cooperate with the Insurer and, at its request, shall assist it in any settlement, gathering of proofs and witnesses, litigation in the understanding that any expense incurred in compliance with the requests of the Insurer shall be paid by the Insurer.

The Insurer accepts not to exercise its subrogation rights against Banco Santander Central Hispano, S.A., New York Branch as Offshore Collateral Agent and/or Offshore Depositary Bank or any of the Secured Parties or any of the affiliates, officers, agents or employees of any of the foregoing. The insured accepts not to waive its rights in the future without the prior written consent of the Insurer.

MULTIPLE INSURED CLAUSE.

(1) It is noted and agreed that the insured hereunder comprises more than one insured party each operating as separate and distinct entities and that cover hereunder shall apply in the same manner and to the same extent as if individual policies had been issued to each such insured party. Provided that the total liability of the Insurers to all of the insured parties collectively shall not exceed the respective Sums Insured and Limits of Indemnity defined in this Policy.

(2) It is understood and agreed that any payment or payments by the Insurers to any one or more such insured parties shall reduce to the extent of that payment, the Insurers liability to all such parties arising from any one event giving rise to a claim under this policy and (if applicable) in the aggregate.

(3) It is further understood that the insured parties will at all times preserve and enforce the various contractual agreements entered into by the insured parties and the contractual remedies of such parties in the event of loss or damage.

(4) It is further understood and agreed that the Insurers shall be entitled to avoid liability to or (as may be appropriate) claim damages from any of the insured parties in circumstance of fraud, material misrepresentation or non-disclosure, or breach of any warranty or condition of this policy committed by that insured party each referred to in this clause as a Vitiating Act.

(5) It is however agreed that a Vitiating Act committed by one insured party shall not prejudice the right to indemnity of any other insured party who has an insurable interest and who has not committed a Vitiating Act.

(6) The Insurers hereby agree to waive all rights of subrogation which they may have or acquire against any insured party except where the rights of subrogation or recourse are acquired in consequence or otherwise following a Vitiating Act in which circumstances, the Insurers may enforce such rights notwithstanding the continuing or former status of the vitiating party as an insured.

                                        3